Exhibit 31.1

Certification of Liquidation Trustee

I, Kerry K. Morgan, President of K. Morgan Enterprises, Inc., Trustee of the Liquidation Trust of Consolidated Freightways Corporation and its jointly-administered debtor affiliates (the “Liquidation Trust”), certify that:

1.	I have reviewed this annual report on Form 10-K of the Liquidation Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the Liquidation Trust as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Liquidation Trust and have:

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Liquidation Trust, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

Evaluated the effectiveness of the Liquidation Trust’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

Disclosed in this report any change in the Liquidation Trust’s internal control over financial reporting that occurred during the Liquidation Trust’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the Liquidation Trust’s internal control over financial reporting; and

5.	This report discloses, based on my most recent evaluation of internal control over financial reporting:

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Liquidation Trust’s ability to record, process, summarize and report financial information; and

Any fraud, whether or not material, that involves management or other employees who have a significant role in the Liquidation Trust’s internal control over financial reporting.

6.	I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

March 24, 2005	/s/ Kerry K. Morgan
Kerry K. Morgan